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                                                                      Exhibit 11
                                                                      ----------






                             OCEAN FINANCIAL CORP.
                             ---------------------

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             -----------------------------------------------------

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                   ------------------------------------------

                (dollars in thousands, except per share amounts)
                ------------------------------------------------





                                                         Three Months Ended
                                                         ------------------
                                                             March 31
                                                         ------------------
                                                          1998        1997
                                                          ----        ----

Net income                                               $ 3,509   $ 3,389
                                                          ======    ======

Weighted average shares outstanding:
Weighted average shares issued net of Treasury shares     15,636    18,118
Less:  Unallocated ESOP shares                            (1,070)   (1,212)
       Unallocated incentive award shares                   (594)     (418)
                                                          ------    ------
     Average basic shares outstanding                     13,972    16,488
Add:  Effect of dilutive securities:
      Stock options                                          216        28
      Incentive awards                                       138        26
                                                          ------    ------
     Average diluted shares outstanding                   14,326    16,542
                                                          ======    ======
Basic earnings per share                                 $ 0.250   $ 0.205
                                                          ======    ======
Diluted earnings per share                               $ 0.245   $ 0.205
                                                          ======    ======




Note: Earnings per share and shares outstanding have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend payable on May 15, 1998 to Common stockholders of record as of May 4, 1998.